EXHIBIT 10.4

AMENDMENT
TO THE
MORGAN STANLEY 401(k) PLAN

Morgan Stanley Services Group Inc. (the “Company”), pursuant to authority granted to it by Morgan Stanley Domestic Holdings, LLC, hereby amends the Morgan Stanley 401(k) Plan, effective as of January 1, 2025, unless otherwise stated, as follows:

1.Effective January 15, 2025, Section 2, Definitions, is amended by inserting the following after the eighth sentence in the definition of “Earnings”:

“Notwithstanding anything to the contrary in this definition of Earnings, Earnings shall exclude amounts designated by the Plan Administrator as a ‘special “one-time” payment’ (generally not to exceed $1,000 per person) made to certain employees on January 15, 2025.”

2.Effective January 1, 2026, Section 5(a)(iii), Catch-Up Contributions, is amended by inserting the following at the end thereof:

“Effective January 1, 2026, a Participant who is eligible to make a catch-up contribution under this Section whose Earnings for the preceding year that are subject to FICA taxation under Code section 3121(a) are equal to or greater than the applicable amount set forth in Code section 414(v)(7) (a “Designated Highly Compensated Employee”) shall only be eligible to make such catch-up contributions as a Roth after-tax catch-up contribution and any such Roth after-tax catch-up contribution shall not be treated as a Matched Contribution for purposes of determining the amount of matching or other employer contributions that may be made on behalf of such Designated Highly Compensated Employee under the Plan.

With respect to a Designated Highly Compensated Employee, the Participant is deemed to have irrevocably designated as a Roth after-tax catch-up contribution any catch-up contribution under this Section. The Designated Highly Compensated Employee will have an effective opportunity to make an affirmative election to not make any catch-up contributions hereunder.”

* * * * * * * * *

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of Dec 9, 2025.

MORGAN STANLEY SERVICES GROUP INC.

By:    /s/ Adam Kudelka
Name:    Adam Kudelka
Title:    Morgan Stanley Co-Chief Human Resources Officer